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                                                                EXHIBIT 10b




                         THE STANDARD PRODUCTS COMPANY
                           1997 RESTRICTED STOCK PLAN

     1. INCENTIVE PURPOSE. The purposes of The Standard Products Company 1997 Restricted Stock Plan (the "Plan") are to attract and retain well qualified personnel for positions of substantial responsibility with the Company and its subsidiaries and to provide incentives to such persons to enhance the long-term welfare of the Company and to continue in its service through the award of Common Shares which are generally earned over an extended period of time.

     2. DEFINITIONS. For purposes hereof, the following words and phrases shall have the meanings indicated.

     (a) "Change in Control" means the occurrence of any of the following events:

       (1) When any "person," as defined in Section 3(a)(9) of the Exchange Act and as used in Sections 13(d) and 14(d) thereof, including a "group" as defined in Section 13(d) of the Exchange Act, but excluding the Company and any Subsidiary and any employee benefit plan sponsored or maintained by the Company or any Subsidiary (including any trustee of such plan acting as trustee), directly or indirectly, becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act, as amended from time to time), of securities of the Company representing 20 percent or more of the combined voting power of the Company's then outstanding capital stock; provided, however, that with respect to any director who, on the effective date of this Plan, is the beneficial owner or has the option to acquire five percent or more of such capital stock outstanding on such effective date, capital stock so owned or acquired pursuant to any such options shall not be counted in determining such 20% or more combined voting power;

       (2) when, during any period of 24 consecutive months during the existence of the Plan, the individuals who, at the beginning of such period, constitute the Board of Directors of the Company (the "Incumbent Directors") cease for any reason other than death to constitute at least a majority thereof; provided, however, that a director who was not a director at the beginning of such 24-month period shall be deemed to have satisfied such 24-month requirement (and be an Incumbent Director) if such director was elected by, or on the recommendation of or with the approval of, at least two-thirds of the directors who then qualified as Incumbent Directors either actually (because they were directors at the beginning of such 24-month period) or by prior operation of this Section 2(a)(2); or

       (3) the completion of a transaction requiring shareholder approval for the acquisition of the Company by an entity other than the Company or a Subsidiary through purchase of assets, or any merger of the Company into another company (unless the persons who were shareholders of the Company immediately prior to such transaction own more than 70% of the voting stock and value of the surviving company immediately following such merger in substantially the same proportions as they owned immediately prior to the merger).

     (b) "Committee" means the Compensation Committee of the Board of Directors of the Company.

     (c) "Common Shares" means Common Shares, $1 par value per share, of the Company.

     (d)  "Company" means The Standard Products Company.

     (e) "Disability" means disability as determined under procedure established by the Committee for purposes of the Plan.

     (f) "Employee" means any employee of the Company or a Subsidiary who is an officer or other key employee thereof.

     (g) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     (h) "Plan" means The Standard Products Company 1997 Restricted Stock Plan, as set forth herein and as the same subsequently may be amended or modified.

     (i) "Subsidiary" means a corporation which is a wholly-owned subsidiary, directly or indirectly, of the Company.

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     (j) Whenever appropriate, words used herein in the singular may be read as the plural and the plural may be read as the singular.

     (k) Masculine pronouns used herein shall be deemed to refer both to women and men.

     3. AMOUNT OF STOCK. Upon the approval of the Plan by the shareholders, there shall be reserved, allotted or set aside for issuance under the Plan 150,000 of the presently authorized but unissued Common Shares of the Company, subject to paragraph 13. Any Common Shares issued hereunder may consist, in whole or in part, of authorized and unissued Common Shares or treasury shares.

     4. ADMINISTRATION. The Plan shall be administered by the Committee, each member of which is a "Non-Employee Director," as defined in Rule 16b-3 promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934 (the "Exchange Act"), and an "outside director" within the meaning of Section 162(m) of the Code. The Board may also select one or more Non-Employee Directors to serve as alternate members of the Committee, who may take the place of any absent member or members at any meeting of the Committee. The Committee shall administer the Plan in accordance with its terms and may adopt, amend and repeal such rules and regulations as the Committee may desire concerning the conduct of its affairs. The interpretation and construction by the Committee of any provision of the Plan or of any stock award granted under it and the administration of the Plan by the Committee shall be final. No member of the Board of Directors or the Committee shall be liable for any action taken or omitted or determination made in good faith in connection with the Plan. Subject to the terms of the Plan, the Committee shall determine the Employees to whom Common Shares shall be awarded under the Plan, the number of Common Shares to be awarded to Employees under the Plan (which number shall not exceed 100,000 Common Shares over the term of the Plan), the performance goals, terms and other conditions, if any, of the award, the period of time that awarded shares are subject to forfeiture as provided in paragraph 8 below and the statements or legends to be placed on certificates representing the Common Shares issued under the Plan.

     5. ELIGIBILITY. Common Shares may be awarded under the Plan to Employees subject to the attainment of such performance goals or fulfillment of such other conditions, if any, as the Committee in its sole discretion shall determine. No member of the Committee shall be eligible for an award of Common Shares under the Plan while serving as a Committee member.

     6. TERMS AND CONDITIONS OF AWARD. An award of Common Shares to an Employee shall be evidenced by a written agreement between the Company and the Employee. Such agreement shall specify the performance criteria, such as earnings per share, stock price, or return on equity, terms and other conditions to which an award of Common Shares is subject, if any, and the period of time, if any, that awarded shares are subject to forfeiture, subject in any event to the provisions of this Plan. The award of Common Shares to an Employee under the Plan shall not entitle such employee to, or disqualify him from, a further award of Common Shares at a later date.

     7. SECURITIES LAWS AND SECURITIES EXCHANGE RESTRICTIONS ON COMMON SHARES AWARDED UNDER THE PLAN. IN THE CASE OF ALL COMMON SHARES AWARDED UNDER THE PLAN (UNLESS SUCH COMMON SHARES HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "1933 ACT"), THE WRITTEN AGREEMENT EVIDENCING THE AWARD OF COMMON SHARES SHALL CONTAIN A REPRESENTATION IN FORM APPROVED BY THE COMMITTEE AND THE COMPANY THAT SUCH COMMON SHARES ARE BEING ACQUIRED NOT WITH A VIEW TO RESALE OR DISTRIBUTION AND WILL NOT BE SOLD OR OTHERWISE TRANSFERRED BY THE EMPLOYEE TO WHOM THE AWARD IS MADE, EXCEPT IN COMPLIANCE WITH THE 1933 ACT AND THE RULES AND REGULATIONS THEREUNDER. THE COMMITTEE MAY IMPOSE SUCH OTHER RESTRICTIONS ON THE COMMON SHARES AS IT MAY DEEM ADVISABLE, INCLUDING, WITHOUT LIMITATION, ANY RESTRICTIONS NECESSARY TO MEET THE REQUIREMENTS OF THE NEW YORK STOCK EXCHANGE OR ANY OTHER STOCK EXCHANGE OR QUOTATION SYSTEM OF A NATIONAL SECURITIES ASSOCIATION UNDER WHICH THE COMMON SHARES OR SHARES OF THE SAME CLASS ARE THEN LISTED AND TRADED, AND ANY BLUE SKY OR STATE SECURITIES LAWS APPLICABLE TO THE COMMON SHARES. SHARE CERTIFICATES ISSUED IN CONNECTION WITH AWARDS OF COMMON SHARES UNDER THE PLAN SHALL BEAR SUCH LEGENDS AND STATEMENTS AS THE COMMITTEE SHALL DEEM ADVISABLE TO ASSURE COMPLIANCE WITH FEDERAL AND STATE SECURITIES LAWS AND REGULATIONS.

     8. FORFEITURE OF COMMON SHARES. Common Shares awarded to an Employee under the Plan shall be subject to forfeiture for such period of time as shall be determined by the Committee and set forth in the written agreement evidencing the award. The Committee may provide in the written agreement that the forfeiture period with respect to awarded Common Shares may lapse upon an Employee's death, Disability, Change in Control of the Company, or such other event as determined by the Compensation Committee. Any Common Shares awarded under the Plan which are subject to forfeiture (a) shall not be sold, transferred, assigned, pledged, hypothecated, anticipated, alienated, encumbered or charged, whether voluntarily, involuntarily, or by operation of law, and (b) shall be forfeited to the Company in the event an Employee to whom such Common Shares were awarded voluntarily ceases to be an Employee during the period of time, if any, specified by the Committee. Absence or leave approved by the Committee shall not be

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considered an interruption of service or employment for purposes of the Plan.
Common Shares awarded under the Plan will be issued in the name of Employee to whom awarded and held by the Company for the Employee subject to forfeiture for such period of time as the Committee may determine. At the time the award is made and the certificates representing the Common Shares delivered to the Employee and held by the Company, the Employee shall execute one or more blank stock powers and deliver the same to the Company so that any shares which are forfeited may be cancelled.

     9. TERM OF PLAN. This Plan shall continue until terminated by the Committee. The Committee shall have the unrestricted right to amend, modify, suspend or terminate the Plan at any time.

     10. SHAREHOLDER RIGHTS. Employees to whom awards of Common Shares have been granted under the Plan shall have all rights of shareholders with respect to the Common Shares which are the subject of such awards, subject to the provisions of paragraph 8 hereof.

     11. NO ENLARGEMENT OF EMPLOYEE RIGHTS. The award of Common Shares under the Plan to an Employee shall not confer any right to the Employee to continue in the employ of the Company or of a Subsidiary and shall not restrict or interfere in any way with the right of his employer to terminate his employment, with or without cause, at any time.

     12. WITHHOLDING OF TAXES. The Committee may require, as a condition to the award of Common Shares to an Employee under the Plan, that such Employee pay to the Company, in cash, any federal, state or local taxes of any kind required by law to be withheld with respect to the award to such Employee of Common Shares. The Company, to the extent permitted or required by law, shall have the right to deduct, from any payment of any kind otherwise due to such Employee, any federal, state or local taxes of any kind required by law to be withheld with respect to the award of Common Shares under the Plan to such Employee. In order to facilitate payment of applicable withholding taxes, an employee to whom an award of Common Shares has been granted may request, subject to the Committee's sole discretion, the Company to purchase an amount of Common Shares equal to the federal and state withholding tax, if any, payable in the taxable year in which the awarded Common Shares are no longer subject to forfeiture; provided that the proceeds of the Company's purchase shall be used to pay such withholding taxes and that no purchase shall be made if such purchase would violate a rule or regulation promulgated under the 1934 Act or the 1933 Act.

     13. ADJUSTMENT OF SHARES. The Committee may adjust the number and kind of Common Shares, both in the aggregate and as to each grantee, available for distribution and subject to forfeiture to prevent dilution or enlargement of rights in the event of a change in the number or kind of outstanding shares of the Company by reason of recapitalization, merger, consolidation, reorganization, separation, liquidation, stock splits, stock dividend, combination of shares or any other change in the corporate structure or Common Shares of the Company.

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